                                                                     EXHIBIT 3.2

                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                   THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP 291)

                            ARTICLES OF ASSOCIATION

                                      OF

                             SALIX HOLDINGS, LTD.



                                   ARTICLE I

                               CORPORATE OFFICES


1.1  PRINCIPAL OFFICE
     ----------------

     The Board of Directors shall fix the location of a principal executive office of the Company at any place within or outside the British Virgin Islands.

1.2  OTHER OFFICES
     -------------

     The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Company is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

2.1  PLACE OF MEETINGS
     -----------------

     Meetings of shareholders shall be held at any place within or outside the British Virgin Islands designated by the Board of Directors. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Company.

2.2  ANNUAL MEETING
     --------------

     An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meetings shareholders shall be held on the second Tuesday of May in each year at 2:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the annual meeting of shareholders directors shall be elected, and any other proper business may be transacted.

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2.3  SPECIAL MEETING
     ---------------

     A special meeting of shareholders may be called at any time by the Board of Directors, by the Chairman of the Board, the President or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice-president or the Secretary of the Company. The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Articles, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section
     2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.4  NOTICE OF SHAREHOLDERS' MEETINGS
     --------------------------------

     All notices of meetings of shareholders shall be given not less than ten
     (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the Act any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
     --------------------------------------------

     Written notice of any meeting of shareholders shall be given (i) personally, (ii) by mail or (iii) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that

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     shareholder appearing in the share register of the Company or given by the shareholder to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail, telegraphic or other written communication to the Company's principal executive office, or if published at least once in a newspaper of general circulation in the country where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing in the share register of the Company is returned to the Company by the postal service marked to indicate that the postal service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Company for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the Secretary, Assistant Secretary or any Transfer Agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

2.6  QUORUM
     ------

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.7  ADJOURNED MEETING; NOTICE
     -------------------------

     Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these Articles.

     When any meeting of shareholders, either annual or special is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken.

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     However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Articles. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

2.8  VOTING
     ------

     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Act.

     The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

     Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Memorandum, each outstanding share, regardless of class, shall be entitled to one vote an each matter submitted to a vote of the shareholders. Shareholders entitled to vote on any matter may vote part of the shares in favour of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

     If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Act or by the Memorandum.

     At a meeting of shareholders at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e. cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates, names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that

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     shareholder's shares are normally- entitled or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

2.9  VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT
     -------------------------------------------------

     The transactions of any meeting of shareholders, either annual or special, however called and however notice thereof was given, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding (of the meeting or an approval of the minutes thereof. The waiver of notice or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except as required by the Act. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Act to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
     -------------------------------------------------------

     Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action to be taken, is signed by the requisite number of outstanding shares as described in Section 8.6 of
     Article VIII.

     In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the Board of Directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors provided that it was not created by removal of a director and that it has not been filled by the directors.

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     All such consents shall be maintained in the corporate records of the
     Company. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a written instrument received by the Secretary of the Company-before written consents of the 'number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consents of all such shareholders have not been received, then the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these Articles.

2.11 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS
     -----------------------------------------------------------

     For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, the date notice is given as the record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares in the share register of the Company after the record date, except as otherwise provided in the Act.

     If the Board of Directors does not so fix a record date:

     (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

     (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

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     The record date for any other purpose shall be as provided in Article VIII of these Articles.


     The following shall apply in respect of joint ownership of shares:

     (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

     (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

     (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

2.12 PROXIES
     -------

     Every shareholder entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Company. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering an instrument in writing to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

2.13 INSPECTORS OF ELECTION
     ----------------------

     Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If an inspector is appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one

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     (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

     (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     (b)  receive votes, ballots or consents;

     (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d)  count and tabulate all votes or consents;

     (e)  determine when the polls shall close;

     (f)  determine the result; and

     (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

3.1  POWERS
     ------

     Subject to the provisions of the Act and any limitations in the Memorandum and these Articles relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2  NUMBER OF DIRECTORS
     -------------------

     The number of directors of the Company shall be four (4). This number may be changed by a duly adopted amendment to this Section 3.2 adopted by resolution of shareholders or by resolution of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS
     ----------------------------------------

     Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a

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     vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4. RESIGNATION AND VACANCIES
     -------------------------

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     Vacancies in the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of the director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) , or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist
     (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution of directors declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting,

     The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE
     ----------------------------------------

     Regular meetings of the Board of Directors may be held at any place within or outside the British Virgin Islands that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Company. Special meetings of the Board may be held at any place within or outside the British Virgin Islands that

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     has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Company.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

3.6  REGULAR MEETINGS
     ----------------

     Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

3.7  SPECIAL MEETINGS; NOTICE
     ------------------------

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Company. Notice of meetings of directors shall be given at least three (3) days prior to the Meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Company.

3.8  QUORUM
     ------

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
     3.10 of these Articles. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Act.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a of the required quorum for that meeting.

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3.9. WAIVER OF NOTICE
     ----------------

     A meeting of directors is valid without the requisite notice having been given to any director (i) who sign a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

3.10 ADJOURNMENT
     -----------

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time or place.

3.11 NOTICE OF ADJOURNMENT
     ---------------------

     Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these Articles, to the directors who were not present at the time of the adjournment.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
     -------------------------------------------------

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

3.13 FEES AND COMPENSATION OF DIRECTORS
     ----------------------------------

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of directors. This Section 3.13 shall not be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

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3.14 APPROVAL OF LOANS TO OFFICERS
     -----------------------------

     The Company may by resolution of directors make loans of money or property to, or guarantee the obligations of, any officer of the Company or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guarantees provided that
     (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Company, and (ii) the approval of resolution of directors with respect to such loans or guarantees is by a vote sufficient without counting the vote of any interested director or directors.

                                  ARTICLE IV

                                  COMMITTEES
                                  ----------

4.1  COMMITTEES OF DIRECTORS
     -----------------------

     The Company may by resolution of directors designate one (1) or more committees, each consisting of one (1) or more directors to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the Board, except with respect to:

     (a) the approval of any action which, under the Act, also requires approval by resolution of shareholders;

     (b) the filling of vacancies on the Board of Directors or in any committee;

     (c) the fixing of compensation of the directors for serving on the Board or any committee;

     (d) the amendment or repeal of these Articles or the adoption of new Articles;

     (e) the amendment or repeal of any resolution of directors which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the Company, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

     (g) the appointment of any other committees of the Board of Directors or the members of such committees.

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4.2  MEETINGS AND ACTION OF COMMITTEES
     ---------------------------------

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Articles,
     Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section
     3.7 (special meetings and notice) , Section 3.8 (quorum) Section 3.9 (waiver of notice), Section 3.10 (adjournment) Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those Articles as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of directors or by resolution of the committee of directors, that special meetings of committees may also be called by resolution of directors, and that notice of special meetings of committees of directors shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Articles and the Act.

                                   ARTICLE V

                                   OFFICERS
                                   --------

5.1  OFFICERS
     --------

     The officers of the Company shall be a President, a Secretary and a Chief Financial Officer. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions or Section 5.3 of these Articles. Any number of offices may be held by the same person.

5.2  ELECTION OF OFFICERS
     --------------------

     The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Articles, shall be appointed by resolution of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3  SUBORDINATE OFFICERS
     --------------------

     The Board of Directors may by resolution of directors appoint such other officers as the business of the Company may require, each of whom shall hold office for such period have such authority and perform such duties as are provided in these Articles or as the Board of Directors.

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

5.4. REMOVAL AND RESIGNATION OF OFFICERS
     -----------------------------------

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by resolution of directors.

     Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5  VACANCIES IN OFFICES
     --------------------

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these articles for regular appointments to that office.

5.6  CHAIRMAN OF THE BOARD
     ---------------------

     The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by resolution of directors or as may be prescribed by these Articles. If there is no President, then the Chairman of the Board shall also be the President of the Company and shall have the powers and duties prescribed in Section 5.7 of these Articles.

5.7  PRESIDENT
     ---------

     Subject to such supervisory powers, if any, as may be given by resolution of directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Company. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by resolution of directors or these Articles.

5.8  VICE PRESIDENTS
     ---------------

     In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by resolution of directors or, if not ranked, a Vice President designated by resolution of directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by resolution of directors or these Articles.

5.9  SECRETARY
     ---------

     The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at meetings of directors or committee meetings, the number of shares present or represented at shareholders, meetings of shareholders, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept at the registered office and at the principal executive office of the Company or at the office of the Company's transfer agent or registrar, as determined by resolution of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the date on which the name of each shareholder was entered in the register and the date on which any shareholder ceased to be a shareholder.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Articles. He shall keep the seal of the Company in safe custody and shall have such other powers and perform such other duties as may be prescribed by resolution of directors or by these Articles.

5.10 CHIEF FINANCIAL OFFICER
     -----------------------

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the company with such depositors as may be designated by the Board of Directors. He shall disburse the funds of the Company's as may be ordered by the Board of Directors, shall render to the

     President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Company and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Articles

                                  ARTICLE VI

             INDEMNIFICATION OF DIRECTORS, OFFICERS, LIQUIDATORS,
             ----------------------------------------------------
                          EMPLOYEES AND OTHER AGENTS
                          --------------------------

6.1  INDEMNIFICATION OF DIRECTORS, OFFICERS AND LIQUIDATORS
     ------------------------------------------------------

     Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

     (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

     (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

6.2  CONDITIONS FOR INDEMNIFICATION
     ------------------------------

     The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

6.3  DIRECTOR TO DETERMINE IF PERSON MEETS CONDITIONS
     ------------------------------------------------

     The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

6.4  TERMINATION OF PROCEEDINGS
     --------------------------

     The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

6.5  SUCCESS IN PROCEEDINGS
     ----------------------

     If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all amounts reasonably incurred by the person in connection with the proceedings.

6.6  INDEMNITY NOT EXCLUSIVE
     -----------------------

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.7. INDEMNIFICATION OF OTHERS
     -------------------------

     The company shall save the power, to the extent and in the manner permitted by the Act to indemnify each of its employees and agents (other than directors, officers and liquidators) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of the Company.

6.8  INSURANCE
     ---------

     The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer, employee, agent or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer, employee, agent or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                  ARTICLE VII

                              RECORDS AND REPORTS
                              -------------------

7.1  MAINTENANCE AND INSPECTION OF SHARE REGISTER
     --------------------------------------------

     The Company shall keep at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of directors, a share register listing the names and address of all shareholders, the number and class of shares held by each shareholder, the date on which the name of each shareholder was entered in the register and the date on which any shareholder ceased to be a shareholder.

     A shareholder or shareholders of the Company who hold or holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Company or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission of the United States of America relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses and shareholdings during usual business hours on five (5) days prior written demand on the Company, (ii) obtain from the transfer agent of the Company, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

     The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

     Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

7.2  MAINTENANCE AND INSPECTION OF MEMORANDUM AND ARTICLES
     -----------------------------------------------------

     The Company shall keep at its principal executive office the original or a copy of the Memorandum and these Articles as amended to date, which Memorandum and Articles shall be open to inspection by the shareholders at all reasonable times during office hours. The Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Memorandum and these Articles as amended to date.

7.3  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS
     -----------------------------------------------------

     The accounting books and records and the minutes of meetings of the shareholders, of the Board of Directors and of any committee on committees of the Board of Directors shall be kept at such place or places as are designated by resolution of directors or, in absence of such designation, at the principal executive office of the Company. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

     The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the Company.

7.4  INSPECTION BY DIRECTORS
     -----------------------

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind as well as the physical properties of the

     Company and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, The right of inspection includes the right to copy and make extracts of documents.

7.5  ANNUAL REPORT TO SHAREHOLDERS; WAIVER
     ------------------------------------

     The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Company. Such report shall be sent at least fifteen (15) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Articles for giving notice to shareholders of the Company,

     The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of cash flow for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Company that the statements were prepared without audit from the books and records of the Company.

     The foregoing requirement of an annual report shall be waived so long as the shares of the Company are held by fewer than one hundred (100) holders of record.

7.6  FINANCIAL STATEMENTS
     --------------------

     If no annual report for the fiscal year has been sent to shareholders, then the Company shall, upon the written request of any shareholder made more than one (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Company makes a written request to the Company for an income statement of the Company for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the Company as of the end of that period, then the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or- mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Company has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the company or by the certificate of an authorized officer of the Company that the financial statements were prepared without audit from the books and records of the Company.

7.7  REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     ----------------------------------------------

     The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of this Company, or any other person authorized by resolution of directors is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation standing in the name of the Company. The authority herein granted may be exercised either by such person directly or by any other person authorized to do go by proxy or power of attorney duly executed by such person having the authority.

                                 ARTICLE VIII

                                GENERAL MATTERS
                                ---------------

8.1  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING
     -----------------------------------------------------

     For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or assignment of any rights or the shareholders entitled to exercise and rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance a record date which shall not be more than sixty

     (60) days before any such action. In that case only shareholders of record at the close of business on the date so fixed shall be entitled to receive the dividend or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares an the books of the Company after the record date so fixed, except as otherwise provided in the Act.

     If the Board of Directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business an the date on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

8.2  CHEQUES, DRAFTS; EVIDENCES OF INDEBTEDNESS
     ------------------------------------------

     From time to time the Board of Directors shall determine by resolution of directors which person or persons may sign or endorse all cheques, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.3  CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED
     -------------------------------------------------

     The Board of Directors, except as otherwise provided in these Articles, may by resolution of directors authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4  CERTIFICATES FOR SHARES
     -----------------------

     A certificate for shares of the company shall be issued to each shareholder when any of such shares are issued. All certificates shall be signed in the name of the Company by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

     In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be an officer, transfer agent or registrar before that certificate is issued, it may be issued by the Company with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5  LOST CERTIFICATES
     -----------------

     Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Company secured a bond or other adequate security sufficient to protect the Company against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6  PRELIMINARY
     -----------

     In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

     Words                          Meaning
     -----                          -------
     capital                        The sum of the aggregate par value of all
                                    outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                                    (a)  the aggregate of the amounts designated
                                         as capital of all outstanding shares
                                         without par value of the Company and
                                         shares without par value held by the
                                         Company as treasury shares, and

                                    (b)  the amounts as are from time to time
                                         transferred from surplus to capital by
                                         a resolution of directors.

     member                         A person who holds shares in the Company.

     person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

     resolution of                  (a)  A resolution approved at a duly
     directors                           convened and constituted meeting of
                                         directors of the or of a committee of
                                         directors of the Company by the
                                         affirmative vote of a simple majority
                                         of the directors present at the meeting
                                         who voted and did not abstain; or

                                    (b)  a resolution consented to in writing by
                                         all directors or of all members of the
                                         committee, as the case may be;

                                    except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

     resolution of                  (a)  A resolution approved at a duly
     shareholders                        convened and constituted meeting of the
                                         shareholders of the Company by the
                                         affirmative vote of

                                         (i)  a simple majority of the votes of
                                              the shares entitled to vote
                                              thereon which were present at the
                                              meeting and were voted and not
                                              abstained, or

                                         (ii) a simple majority of the votes of
                                              each class or series of shares
                                              which were present at the meeting
                                              and entitled to vote thereon as a
                                              class or series and were voted and
                                              not abstained and of a simple
                                              majority of the votes of the
                                              remaining shares entitled to vote
                                              thereon which were present at the
                                              meeting and were voted and not
                                              abstained; or

                                    (b)  a resolution consented to in writing by

                                         (i)  an absolute majority of the votes
                                              of shares entitled to vote
                                              thereon, or

                                         (ii) an absolute majority of the votes
                                              of each class or series of shares
                                              entitled to vote thereon as a
                                              class or series and of an absolute
                                              majority of
                                              the votes of the remaining shares
                                              entitled to vote thereon;

     reverse stock                  Where the number of shares is reduced to a
     split                          number of shares thereby increasing the
                                    value of each share which involves calling in all shares that are issued.

     securities                     Shares and debt obligations of every kind,
                                    and options, warrants and rights to acquire shares, or debt obligations.

     shareholder                    A member.

     stock split                    where one share is split into a larger
                                    number of shares by reducing the value of each individual share.

     surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

     the Act The International Business Companies Act (Cap. 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

     the Memorandum                 The Memorandum of Association of the company
                                    as originally framed or as from time to time amended.

     the Seal Any Seal which has been duly adopted as the Seal of the Company.

     these Articles                 These Articles of Association as originally
                                    framed or as from time to time amended.

     treasury shares                Shares in the Company that were previously
                                    issued but were repurchased, redeemed or otherwise acquired by the Company and not canceled.

"Written" or any term of like import includes words typewritten, printed, painted engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form including telex, facsimile, telegram, cable or other from of writing produced by electronic communication.

Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company, shall be issued according to the provisions of the Memorandum.

                                  ARTICLE IX

9.1  AMENDMENT BY SHAREHOLDERS
     -------------------------

     New Articles may be adopted or these Articles may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

9.2  AMENDMENT BY DIRECTORS
     ----------------------

     Subject to the rights of the shareholders as provided in Section 9.1 of these Articles, new Articles may be adopted or these Articles may be amended or repealed by the resolution of directors.

We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 24th day of December, 1993 in the presence of:


Witness                             Subscriber



(Sgd.) Lavida Cottoy                (Sgd.) Richard A. Peters
 ........................            ...........................
Craigmuir Chambers                  Authorized Signatory
Road Town, Tortola                  HWR Services
Company Administrator